Index supplement to underlying supplement no. 6 - I dated December 24, 2020 and the prospectus and prospectus supplement, each dated April 8, 2020 Please refer to the “Selected Risks” and “Disclaimer” on the following page . Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from July 7 , 1954 through December 21 , 2020 and the actual performance of the Index from December 22 , 2020 through May 28 , 2021 . Please see “Use of hypothetical backtested returns” at the end of this presentation for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns . Except as noted above and in the sections entitled “Use of alternative performance” and “Use of hypothetical backtested returns” at the end of this document, the hypothetical monthly and annual returns set forth above were determined using the methodology currently used to calculate the Index . PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . R egist ratio n S tateme n t Nos . 333 - 23665 9 an d 333 - 236659 - 01 D ate d Jun e 3 , 2021 Rul e 424(b)(3) JUNE 2021 J.P. Morgan Kronos+ SM Index Hypothetical and Actual Historical Monthly and Annual Returns Backtested Actual Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year 1954 1.89% - 3.15% 9.79% - 3.51% 7.86% 8.28% 22.09% 1955 0.16% 1.66% 0.57% 7.59% - 1.56% 11.40% 6.02% - 2.49% 5.90% - 8.74% 8.52% - 0.54% 30.28% 1956 0.11% 6.13% 11.80% 1.67% - 5.93% 4.53% 7.92% - 4.71% - 5.11% 0.93% 0.55% 7.06% 25.91% 1957 - 3.49% - 8.22% 4.58% 5.47% 7.10% - 1.83% 4.23% - 5.33% - 6.09% 4.60% 5.87% - 3.48% 1.75% 1958 7.10% - 0.14% 8.18% - 0.93% 1.25% 3.02% 6.56% - 0.01% 3.90% 3.25% 4.71% 4.22% 49.12% 1959 1.51% - 1.77% 1.70% 8.18% 0.94% - 1.06% 3.20% - 0.60% - 1.13% 3.61% 2.33% 3.95% 22.48% 1960 - 9.44% 0.27% - 5.59% 1.88% 3.08% 2.96% - 0.48% 2.69% - 6.43% - 3.60% 6.81% 4.44% - 4.66% 1961 6.84% 2.83% 6.30% - 1.24% 5.16% - 1.09% 2.91% 5.67% - 0.98% 4.15% 6.01% 0.40% 43.21% 1962 - 5.44% 4.05% - 0.71% - 13.06% - 12.18% - 7.51% 8.15% 4.27% - 5.99% 2.38% 12.39% 3.03% - 13.29% 1963 5.73% - 0.60% 3.21% 6.31% 0.73% - 3.61% 4.37% 6.51% 0.40% 1.42% - 3.66% 2.24% 24.85% 1964 4.14% 0.58% 0.87% 3.18% 2.79% - 1.91% 4.97% - 3.73% 4.49% 1.67% 0.59% - 0.75% 17.79% 1965 3.98% 0.49% - 3.48% 4.08% - 0.57% - 8.54% 3.40% 1.40% 5.40% 2.98% - 2.12% - 0.11% 6.20% 1966 0.55% 1.08% - 6.39% 5.39% - 11.01% - 1.92% 3.31% - 5.19% - 2.24% - 0.81% - 1.84% - 0.68% - 18.97% 1967 11.78% 0.38% 6.95% 3.60% - 9.44% 3.52% 5.49% - 0.86% 5.49% - 4.16% - 2.09% 3.16% 24.48% 1968 - 8.48% - 6.55% 3.47% 8.48% 1.22% 2.89% - 0.62% - 0.18% 6.30% 4.23% 2.53% - 7.90% 3.76% 1969 - 3.62% - 8.70% 1.34% 1.76% 1.20% - 3.88% - 5.82% 5.15% - 6.94% 4.64% - 2.30% - 3.53% - 19.76% 1970 - 14.94% 2.77% 3.58% - 14.67% - 2.33% - 0.52% 0.59% - 0.45% 2.71% 0.17% 10.19% 6.14% - 9.53% 1971 4.15% - 0.66% 4.41% 4.52% - 5.92% 0.90% - 8.19% 1.44% 2.16% - 2.19% 4.80% 14.39% 19.57% 1972 1.75% 2.69% 2.16% 2.87% - 3.30% - 5.44% 0.15% 7.60% 0.37% - 2.30% 6.91% 2.20% 15.93% 1973 1.55% - 7.30% 6.33% - 4.55% 6.43% - 5.32% 0.14% - 2.14% 5.70% - 2.60% - 14.84% 4.56% - 13.50% 1974 - 0.44% - 2.62% - 1.14% - 6.86% 0.50% 1.87% - 17.61% - 4.12% - 24.02% 14.14% - 8.23% - 3.53% - 44.58% 1975 7.23% 11.07% - 0.01% 3.47% 3.84% 6.96% - 13.40% 0.15% - 9.82% 12.59% 0.59% - 2.16% 18.61% 1976 18.77% - 1.32% 2.28% - 0.92% - 2.08% 5.64% - 3.39% - 2.39% 8.03% - 3.20% - 5.33% 3.51% 18.69% 1977 - 8.74% - 3.03% - 0.34% 0.93% 2.06% 6.49% - 1.68% - 3.34% 2.55% - 3.16% 0.15% 0.94% - 7.70% 1978 - 9.31% - 4.89% 3.61% 9.13% 1.60% - 2.23% 3.45% 7.22% - 2.39% - 10.90% 0.80% 1.68% - 4.21% 1979 6.31% - 9.24% 7.79% 1.69% - 7.21% 4.35% 2.80% 6.43% - 1.01% - 2.75% 1.77% 2.80% 12.83% 1980 4.58% 0.17% - 11.04% 0.80% 1.52% 0.55% 12.33% 1.50% 10.59% 7.98% 9.99% - 10.31% 28.81% 1981 - 6.85% 4.99% 4.24% - 6.82% - 3.20% - 4.09% 0.25% - 11.36% - 6.28% 5.72% 8.63% - 3.80% - 18.86% 1982 - 2.32% - 8.23% - 8.60% 7.29% - 6.17% - 0.42% - 0.42% 1.98% 2.14% 21.75% 10.07% 1.00% 15.32% 1983 1.35% - 1.09% 7.64% 8.02% - 2.74% 10.42% - 1.78% 0.18% 5.71% 0.24% 1.01% 0.67% 32.70% 1984 0.04% - 4.83% - 0.80% - 0.34% - 11.07% 7.12% 0.76% 18.85% - 2.75% 0.65% - 0.06% 1.07% 6.16% 1985 6.71% 1.50% 1.45% - 2.71% 9.04% 3.54% 0.97% - 1.88% - 5.53% 5.14% 7.33% 4.79% 33.58% 1986 4.30% 7.81% 3.68% - 3.54% 2.43% 2.87% - 10.72% 7.44% - 12.28% 6.37% 7.80% - 0.41% 13.87% 1987 22.22% 5.54% 9.50% 3.79% 4.30% 8.88% 3.13% 7.10% - 3.80% 8.78% - 13.14% 3.72% 73.35% 1988 12.50% 4.26% 0.57% 0.16% 4.37% 5.19% 1.12% - 1.17% 6.02% 5.98% 0.40% 3.76% 51.74% 1989 4.83% - 5.03% 5.47% 5.57% 4.84% - 2.30% 9.64% 1.11% - 1.73% - 3.10% 0.42% 2.94% 23.89% 1990 - 5.35% 1.84% 4.36% - 6.98% 11.96% - 3.72% - 3.61% - 8.59% - 2.50% - 0.28% 8.28% 4.96% - 1.80% 1991 - 2.38% 12.63% 6.88% - 0.28% 6.74% - 8.50% 4.42% - 2.39% - 3.30% - 0.02% - 8.98% 5.23% 8.02% 1992 - 1.94% 0.51% - 5.40% 2.41% 0.34% - 0.06% 0.57% - 5.20% 2.23% - 3.02% 2.87% 3.48% - 3.67% 1993 - 1.19% 5.48% 1.60% - 4.48% - 0.06% 0.91% - 2.18% 2.57% - 2.82% 3.98% - 2.28% 1.79% 2.87% 1994 2.26% - 6.04% - 2.03% 3.80% 1.57% - 5.85% 2.42% 0.84% - 3.00% 0.09% - 8.71% - 0.85% - 15.20% 1995 0.59% 4.45% 1.38% 3.74% 3.66% 5.29% 2.62% - 0.20% 6.84% - 0.39% 5.42% 0.53% 39.31% 1996 6.14% - 0.92% 0.19% 3.26% 2.71% 0.87% - 5.59% 7.10% 6.55% 6.48% 9.37% - 7.81% 30.38% 1997 9.49% - 1.46% - 7.05% 5.43% 8.08% 3.46% 8.58% - 9.59% 10.73% 0.73% 5.59% 3.20% 41.06% 1998 - 3.81% 9.44% 4.77% 7.54% - 4.36% 0.10% 2.29% - 26.57% 7.56% - 1.24% 10.41% 0.11% 0.15% 1999 7.62% - 8.02% - 0.15% 2.37% - 2.34% 4.03% - 1.11% - 2.09% - 3.00% 13.69% 2.18% 5.23% 18.02% 2000 - 13.72% 5.02% 20.52% - 3.47% - 8.90% 5.83% - 0.18% 9.07% - 4.89% - 1.89% - 7.52% 2.84% - 1.81% 2001 0.37% - 10.44% 0.20% 10.20% 10.00% 1.18% - 0.50% - 11.04% - 4.70% 4.34% 15.12% 1.81% 13.97%

JUNE 2021 | J . P . Mo r g an K r onos+ SM Ind e x Please refer to the “Selected Risks” and “Disclaimer” on the following page . Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from July 7 , 1954 through December 21 , 2020 and the actual performance of the Index from December 22 , 2020 through May 28 , 2021 . Please see “Use of hypothetical backtested returns” at the end of this presentation for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns . Except as noted above and in the sections entitled “Use of alternative performance” and “Use of hypothetical backtested returns” at the end of this document, the hypothetical monthly and annual returns set forth above were determined using the methodology currently used to calculate the Index . PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year 2002 2.10% - 3.48% 9.82% - 9.09% - 0.98% - 8.44% 13.92% 5.87% - 12.59% 10.29% 8.09% - 11.65% - 0.97% 2003 - 7.00% - 1.23% 1.06% 12.28% 1.09% 1.70% 2.13% 0.89% 1.92% 7.38% 1.08% 6.13% 29.64% 2004 6.03% - 0.24% 3.33% - 2.30% 4.35% 1.80% - 3.88% - 2.30% 2.12% 5.08% 5.60% 3.43% 24.87% 2005 - 0.91% 1.52% - 1.10% 1.42% 5.28% 2.37% 3.15% - 0.90% 2.90% - 4.66% 6.46% 0.69% 16.90% 2006 2.07% - 2.19% 1.21% 2.47% - 0.25% - 0.08% 0.83% 2.23% 0.73% 5.22% 3.36% 2.51% 19.45% 2007 0.65% 0.07% - 0.36% 5.81% 6.78% - 6.42% 3.33% 0.72% 1.30% 2.00% 0.95% 1.38% 16.79% 2008 - 2.04% - 8.56% - 8.54% 2.71% 4.99% - 9.01% - 7.83% 1.58% - 14.75% - 19.81% - 3.96% - 6.74% - 53.92% 2009 - 1.61% - 15.65% 6.45% 11.52% 12.09% - 2.67% 7.72% 7.40% 5.06% 4.71% 6.75% 2.47% 49.67% 2010 1.34% 0.79% 8.23% 4.05% - 7.78% - 6.07% 11.04% - 6.71% 13.69% 6.40% 5.30% 10.61% 45.44% 2011 1.85% 6.76% 0.23% 5.30% - 2.41% - 3.29% 2.50% - 3.38% - 6.36% 8.63% 9.36% 1.08% 20.60% 2012 7.70% 6.91% 1.42% 1.48% - 7.75% 2.15% - 2.92% 3.39% 6.37% 0.73% 2.25% 0.83% 23.81% 2013 8.03% 3.77% 4.96% 2.56% 4.68% 3.95% 8.19% - 1.19% 4.78% 6.19% 3.67% - 2.24% 58.28% 2014 - 6.92% 3.44% 1.70% - 1.83% 2.33% 4.10% 0.15% 0.74% - 1.08% 3.85% 2.99% - 5.90% 2.84% 2015 - 7.97% 8.50% - 1.37% 0.64% 2.25% - 2.95% 1.54% 2.56% - 7.09% 11.09% 2.32% - 0.05% 8.12% 2016 - 3.88% - 3.60% 11.75% - 1.20% 2.81% 1.47% 4.06% - 0.15% - 0.49% - 3.61% 1.96% 2.63% 11.30% 2017 1.93% 4.76% 1.38% 0.45% 1.70% 1.39% 2.18% 2.84% 1.59% 3.00% 2.37% 1.03% 27.52% 2018 9.78% - 10.54% - 0.52% 2.51% 4.79% 4.23% 4.49% 2.71% 0.63% - 6.85% 8.69% - 5.33% 13.22% 2019 10.41% 4.85% 4.49% 4.35% - 10.79% 12.78% 1.65% - 5.13% 3.40% - 0.30% 4.54% 2.38% 35.14% 2020 2.66% - 1.79% 15.04% 12.43% 2.76% 7.50% 7.96% 7.97% - 1.23% - 0.03% 15.65% 4.68% 100.70% 2021 2.72% 4.87% 0.83% 7.23% 2.81% 19.75%

JUNE 2021 | J . P . Mo r g an K r onos+ SM Ind e x S elected Risks JPMorgan Chase & Co. is currently one of the companies that make up the Constituent. Our affiliate, JPMS, the index sponsor and the index calculation agent of the Index, may have interests that conflict with yours and may adjust the Index in a way that affects its level. The Index may not be successful or outperform any alternative strategy. The notes are subject to risks associated with the Index’s turn - of - the - month strategy. The notes are subject to risks associated with the Index’s options expiry momentum strategy. The notes are subject to risks associated with the Index’s month - end mean reversion strategy. The Index’s strategies are applied during only a portion of each month. The Index may be adversely affected by an overlap between its turn - of - the - month strategy and its month - end mean reversion strategy. Th e Ind e x m a y b e unin veste d i n th e C onstitue n t . The Constituent may be replaced by a substitute index if certain extraordinary events occur. The notional cash return will be negatively affected if the underlying interest rate is negative. The Index, which was established on December 22, 2020, has a limited operating history and may perform in unanticipated ways. The Index comprises notional assets and liabilities. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Effective Federal Funds Rate is affected by a number of factors and may be volatile. The method by which the Effective Federal Funds Rate is determined may change, and any such change may adversely affect the value of notes linked to the Index The risks identified above are not exhaustive . You should also review carefully the related “Risk Factors” section in the prospectus supplement and the relevant product supplement and underlying supplement and the “Selected Risk Considerations” in the relevant pricing supplement . Disclaimer Impo r ta n t Inf orm a tion The information contained in this document is for discussion purposes only . Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved . All information herein is subject to change without notice, however, J . P . Morgan undertakes no duty to update this information . In the event of any inconsistency between the information presented herein and any offering document, the offering document shall govern . Us e o f hypotheti c a l b a c k teste d r eturns Any backtested historical performance and weighting information included herein is hypothetical . The constituent may not have traded in the manner shown in the hypothetical backtest of the Index included herein, and no representation is being made that the Index will achieve similar performance . There are frequently significant differences between hypothetical backtested performance and actual subsequent performance . The results obtained from backtesting information should not be considered indicative of the actual results that might be obtained from an investment in notes referencing the Index . J . P . Morgan provides no assurance or guarantee that notes linked to the Index will operate or would have operated in the past in a manner consistent with these materials . The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations . Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate . Actual results will vary, perhaps materially, from the hypothetical backtested returns and allocations presented in this document . HISTORICAL AND BACKTESTED PERFORMANCE AND ALLOCATIONS ARE NOT INDICATIVE OF FUTURE RESULTS . Investment suitability must be determined individually for each investor, and investments linked to the Index may not be suitable for all investors. This material is not a product of J.P. Morgan Research Departments. Copyright © 2021 JPMorgan Chase & Co. All rights reserved. For additional regulatory disclosures, please consult: www.jpmorgan.com/disclosures. Information contained on this website is not incorporated by reference in, and should not be considered part of, this document.